Exhibit 99.1

SPAC Alpha interview transcript with HotelPlanner Co-Founder & CEO Tim Hentschel and Astrea Acquisition Corp. Chairman Mohsen Moazami

Interview date: December 20, 2021

Link: https://www.youtube.com/watch?v=aof84zvriM0

Official Transcript

Dan Dombrowski: Welcome to the SPAC Alpha interview. My name is Dan Dombrowski and today I’m speaking with the Chairman of Astrea Acquisition, Mohsen Moazami and Tim Hentschel, the CEO and Co-Founder of HotelPlanner. We’re going to be discussing the 3-way merger of Astrea, HotelPlanner and Reservations.com. Gentlemen, I really appreciate you taking the time to speak with me today.

Tim Hentschel: Thank you for having us.

Mohsen Moazami: Thank you for having us.

Dan Dombrowski: Tim, can you tell me what the environment looks like when you first started the company?

Tim Hentschel: Early days of the internet back in 2004, online hotel bookings just started to become a big part of the e-commerce online. So we were a small community of engineers and entrepreneurs and it was a very exciting time. Everybody was trying things out and everyone was helping each other. One of the big conferences that we would always go to is called Phocuswright. It’s still around today. That was a small group of hundreds of people. Now it’s thousands of people, the majority of the companies that are publicly traded. But back then, we were all private. Yeah, it was a small community looking to do amazing things.

Dan Dombrowski: Can you walk me through what your product looked like when you first started vs. what the company has evolved into for the offerings today?

Tim Hentschel: When we first started we wanted to solve the tough problems in the industry. Everybody else was doing an individual hotel room booking and they were doing it very well. With a co-founder who is a senior software engineer, came from IBM, top of his class in computer science from Northeastern, extensive entrepreneur and hospitality background myself. We had this synergy of the team that looked at problems to solve from high touch and high automation. Logically, taking on the group booking problem, the problem being that it didn’t’ exist on the internet at the time. Trying to solve that was the first thing that we dove into. So, we wanted to make it so that anybody could go online and plan a group of any size, whether it was for a wedding or family reunion or a complicated, thousands of hotel rooms, with tens of thousands of square feet of meeting space for big conferences or conventions. We wanted to make that so that you could get all of that done within minutes instead of days.

Dan Dombrowski: Coming into the present, what do your products look like now?

Tim Hentschel: The products have grown quite a bit. We’ve had HotelPlanner 1.0, 2.0, 3.0. We’re up to HotelPlanner 5.0 now. We continue to try to solve those problems in the hotel booking market that resolve around high touch and high automation. We’ve taken the product from an eRFP, electronic request for proposal, to an instant group booking system that’s based on Closed User Group rates. Then, we’ve taken that past, multi-room, into discounts for individuals, for any length of stay and deep discounts with personalized service through the first-of-its-kind gig economy travel agent reservation platform. And all of that is backed by AI from start to finish. So with the gig economy travel agent reservation system, we gig localized service and the way that the system comes together is through AI, it will find the customer and what they’re looking to book and what destination and then automatically match them up with a gig economy reservationist that has either intimate knowledge of the city they’re going to, or is based in that city. It’s actually a pivot from our group system, which the original group system that we had was putting a group coordinator in touch with a localized planner that was based in the market that they were going to do their event in. So we just pivoted that to individual and it’s worked fantastically well, especially over Covid. Over Covid, people want to ask more questions of locals. We see a tremendous spike in call volume and with this kind of high touch, the conversion for calls to bookings is at an all-time high.

Dan Dombrowski: I’ve heard you talk about your gig workers. What is a gig worker exactly?

Tim Hentschel: It’s anyone that wants to make a little extra money on the side or as a full time job. It’s basically when you make your own hours. It’s been very popular in the last few years it will have over $5B in revenue through the gig market. Famous gig based economy companies are Uber, AirBnB. You then just basically log into an app or extranet in our case. The minute you log in and put on your headset, our system start transferring you calls. You start answering those calls and talk to people about their trip to your city or a city you know a lot about. Once they make the booking, they get paid for that time.

Dan Dombrowski: Can you give me some context on what the industry looks like? Who are the biggest players in your space and what are they doing?

Tim Hentschel: The biggest players in our space are names you would know like Booking.com, Trip.com, Expedia, Hotels.com and they do individual bookings very well. We complement them because we power them for multiple group bookings, 9+ rooms. Then we also complement beyond that. Over the phone call center experience with the first-of-its-kind gig economy platform. So higher customer service is what we strive for with that. And then of course, delivering great service with a good price with 50,000 direct hotel relationships that we’ve built over the last 17 years on the group booking side.

Dan Dombrowski: Could you walk me through each channel or each segment of your revenue streams?

Tim Hentschel: Each segment of my revenue streams. Start with individual bookings. That would just be somebody that was searching to book a room in a city and they would typically start out on a search engine, find HotelPlanner or Reservations.com, which is the company we’re merging with for this 3-way merger and SPAC deal. Or other companies like Meetings.com. Once they start to search out destination and hotels with rates, they may have some additional questions. We put a 1-800 number for them to call. Once they pick that up, they talk to an agent that’s localized and that agent helps them complete the booking, or they can simply complete the booking online with a credit card. They’ll see a plethora of different options there. We take pride in offering as many different options for each customer because we’re doing so many types of different groups and events and travelers. That we want to have suites with breakfast included, or not included, corner King rooms, adjoining rooms, Club suite rooms. You name it, we want that option there so they’ll be surprised with how many options they have to choose from. Then of course, backed by excellent customer service that comes from having employees all around the world that know our 50,000 hotels on a property level because when we’re doing multiple rooms, we want to make sure that the reservations we’re making that are part of a group, all get blocked all the same floor together with extra services and free room upgrades. That transitions over to the individual side so we’re making sure that every customer gets a little bit of service.

Dan Dombrowski: Can you talk about the OTA segment as well?

Tim Hentschel: The OTA is our B2B side. That’s where we have our white label and customers will find our 9+ room option, drop down option, when they’re searching for a reservation. Or in groups & meetings tab will take them through our system that allows them to search multiple cities at the same time, however many rooms they believe they need and then of course, asking them if they need meeting space or banquet space. Then they’ll have the option to confirm an instant group rate that they can just send out to their members who can confirm each reservation with their credit card. Or, they can take a little bit longer and negotiate online with our 50,000 hotel partners on what kind of specific rate to terms they want for their group booking. And then of course, that takes a little bit longer because you’re negotiating with a person on a property back and forth. Then they can sign a contract online and basically move that to the customized group booking website process that they send out to their members and those members book within their block and it’s completed.

Dan Dombrowski: What has the higher profit margin?

Tim Hentschel: The margins will very on every single reservation. The highest margin would be direct business that comes in and books a pre-paid individual hotel booking.

Dan Dombrowski: Do you have a breakdown or average breakdown by segment?

Tim Hentschel: Our unit economics are some of the best in the industry, so our commission varies 20-25% per booking. Our net contribution margin on each booking is around 33%.

Dan Dombrowski: What do your customer acquisition costs look like?

Tim Hentschel: It’s typically around $2.50 per booking, per PPC, Price Per Click advertising.

Dan Dombrowski: Do you have a term of value for each customer?

Tim Hentschel: That’s a little more difficult for us because our revenue streams are so diversified. But on average, an individual customer will be around $40 or $50 for us. A group would be around $400 to $500.

Dan Dombrowski: Where do you think that you stand in the industry with your competitors?

Tim Hentschel: In group hotel bookings, we’re #1. We do 5,000 groups per day. In terms of individual bookings, we’re #4. There’s three companies that do more hotel bookings than we do.

Dan Dombrowski: You’ve grown out of organic growth in an industry that has seen a number of participants come and go. What do you attribute to your longevity and persistence within this space?

Tim Hentschel: I think it’s due to our attention to that high-touch and high automation. A lot of big and small companies that have tried to tackle the online hotel booking space have either gone for too much automation or too high touch and they either get killed by labor costs when they go for too high touch, or they get killed by lack of customer service so they can’t get conversion when they go for too high automation. So it’s hitting that sweet spot which has taken us 5 iterations of our technology over 17 years. It’s not an easy thing to do. We really had to stick with it and ask a lot of questions and make a lot of mistakes and pivot quite a few times and perfect it again and again and again. But luckily, because our co-founder is a brilliant engineer and he hand picks all of our engineers on his team, we have the mindset that we can AB test to look at each iteration of the technology and test again and again and again until we get it right. So that’s I guess one of our competitive advantages to that. That’s not to say that the big guys don’t do that exact same thing. They do. It’s just that in the niches we go after, we dominate, it’s hard for them to put that kind of attention that we will put into those kind of details because for them it’s a niche. For us, it’s our main market segment.

Mohsen Moazami: Once we entered exclusivity with HotelPlanner, we at Astrea really conducted very comprehensive technology review of the HotelPlanner platform as well as obviously Reservations.com. And it took a lot of work, a lot of labor, but it really came out as the major strength and core competency of the company. Again, I have spent 35+ years in the technology business and that’s the industry I’m from. So I care quite a bit about many issues ranging from cyber security exposure, the modern vs. old architectures, and so on. They really got a phenomenal score on all those fronts.

Dan Dombrowski: To that end, what changes were made from the 4th iteration to the 5th?

Tim Hentschel: The 4th iteration was instant group rates, which was taking it away from an eRFP system to allowing HotelPlanner to be the Merchant of Record so that we could instantly confirm the booking with the property system through a virtual card and send that confirmation back to the customer. Basically means that you can complete an entire group booking in the same session, from the time you search to getting a confirmation number for each individual room within your group block to your email or over text within the same session. So that was the 4th iteration. That was the instant group bookings. The 5th iteration is the gig economy travel agent platform. First of its kind, again, automation and high touch that was transferring what we knew that customers wanted on the group side with a localized planner and transferring that to the individual service side.

Dan Dombrowski: How much of that do you attribute to a reclassification of a gig worker in the U.S., a 1099?

Tim Hentschel: Excellent question. We’re so lucky that we’re in such an interesting space of hotel reservations with gig because we don’t necessarily need somebody based right in that city because we’re not an Uber or Lyft that needs somebody to pick them up. We just need somebody to answer a call and answer questions about that city. For instance, if California reclassifies its gig economy workers, it will put restrictions on us hiring gig workers in California, but that’s not to say we couldn’t hire workers in New Mexico or Arizona. They used to be California residents who still have a very good working knowledge of Las Angeles, San Diego and San Francisco, and so on. I think as regulation pushes gig economy workers out of certain state or even out of certain countries, we have a lot of flexibility to hire within neighboring countries and neighboring states. So yes, we’re very fortunate that way.

Dan Dombrowski: How does your exposure break down by continent for the gig workers?

Tim Hentschel: North America has 90% of our gig workers right now because that’s where 85% of our business is. The other 10% is mainly Europe and Asia. They only get paid as bookings are made so as revenue is generated. But they are getting paid very well. Top 50% of our gig economy agents are making $20 - $30/hour. They’re not a direct expense to us because they’re on a revenue share model. As we add more capacity that just means we can take more calls. So right now, our company is only answering 40% of our call volume with our 3,000 agents. So in order to get to 100%, we estimate we’ll need at least 5,000 agents. When we get to 10,000 agents, that’ll give us the opportunity to start powering other online travel agencies for their call centers. That’s where we see great opportunity because we know the gig economy platform converts better.

Dan Dombrowski: Why does a customer call you as opposed to Booking.com?

Tim Hentschel: Because with 50,000 direct hotel relationships, we have unique deals that you can’t get anywhere else. Interesting fact about our 50,000 hotel partners is that the majority of them are owner operators. A lot of people see a flag like a Marriot, a Hilton, a Hyatt and they assume that that property is owned by that brand. The truth is, especially for the 1 star, 2 star, and 3 star properties in North America, those are typically franchisees and they are licensing that brand for what they call the flag that they put outside their hotel. The person that owns the hotel is usually an owner operator and they’ll live directly on the property. Those are the people we are communicating with on a daily basis.

Dan Dombrowski: What does your process look like when an issue inevitably comes up? How do you handle complaints?

Tim Hentschel: We have a customer service team. It has a software program that helps them keep track of everything, escalate them, until they reach a successful conclusion. And of course, they pull in all the parties that we can get involved until the problem is solved. Not only the people on the property but it may also be a localized management company for that property or it could mean a chain, hotel chain contact as well. As well as upper management at our company too. We’ll work and work and work until the problem is solved and the person is happy.

Dan Dombrowski: What do you see for potential products going forward?

Tim Hentschel: We see us continuing on the path that we set forth 17 years ago which was to solve the tough problems in hotel and travel e-commerce. And groups and meetings. And that’s why, looking at things that need high touch and high automation so that we can build the tools that people can use intuitively and put the right customer service touch on that when you need it and want it, but not when you don’t. That’s rather complicated but I think we get a little bit better every day by giving people that option whenever they have a question or there’s information that’s not readily available. We record all calls that come in and then we have a team that actually monitors those calls, reviews those calls, and sees what the most frequently asked questions are, and then we try to improve the site and the information that’s on it based on that, every single day. I think we can do that a little bit better than most because we do encourage, with the gig economy travel agents, we do encourage more calls. So we get to hear from our customers every single second and every single minute of the day.

Dan Dombrowski: What market offers the greatest opportunity for you?

Tim Hentschel: We were born in North America, I believe North America will continue to be our strongest market. It has so much opportunity, especially with events and meetings and leisure group market. So if you think about it, especially take sports for instance. I’ve lived in Europe for 8 years and now lived out in Asia and Singapore for the last two years. When I look at how strong our youth sports are in North America, it’s amazing market. And they go on to NCAA college sports and continue to travel and play for sports. Some will go to the minor leagues and club teams and maybe onto the pros. Our athletes start at a young age and play competitively for decades and travel is a massive part of that in North America. And then of course, we love to get together in North America too. Family reunions, because families are large and can get spread out pretty quickly. Bringing people together for family reunions. Corporations are national and global, so they’re always needing to get together. So it’s really hard for other areas of the world to compete in the groups and meetings space with North America because it just has all this demand for getting together in groups.

Dan Dombrowski: What challenges do new participants face when entering into the OTA space?

Tim Hentschel: Now technology has advanced so much further. The ability to get direct hotel contracts and relationships is a lot harder now. The ability to build a good SEM Search Engine Marketing strategy is harder, it’s also a lot more expensive. The barriers of entry are exponentially hard than what they were a decade and a half ago when we got started.

Dan Dombrowski: Could you drop personas of travelers through the height of travel restrictions?

Tim Hentschel: So it’s an interesting question. When Covid first hit, we know hotels were still open and there were travelers in them. We had to figure out who that traveler was. A large percentage of travelers was in relation to a work crew. Either having to travel to pre-established operation that was being affected by Covid. Health workers were big traveling group of that segment and then also just people who were relocating, say they were on assignment and now they had to get back home and there was multiple steps to that. There was a huge amount of demand for extended stay properties. We started to target properties that we knew were good for extended stay. We just did a deal with Extended Stay America. Your properties, your Hilton Garden Inns, and suites, properties with kitchenettes in them became very popular. The average stay right now is around three to four nights. Back at the height of Covid, it would be two to three weeks. So a lot has changed since then, but that’s how it started out. We don’t have as many extended stay requests as we did back in 2020. But we have grown that market considerably because of the targeting we did at that time. So we have kept some of that market share.

Dan Dombrowski: How have your customer behavior changed from 2019 to what their behavior is now?

Tim Hentschel: We actually have found that customers are much less rate sensitive than they were in 2019. 2019 was a time of all-time highs for the industry. Occupancy levels were actually higher than in 2021, but the rates that we’re seeing customers pay this year, even with lower occupancy, because of pent up demand, and a desire to take that trip no matter what the cost is. We’re seeing rates that are going to the $500 and $600 and up per night, just for a standard room at a lot of destinations. People are buying it very quickly without even asking or looking at it. So we see rate sensitivity diminish over this time.

Mohsen Moazami: I am on the last business trip of 2021 in London. I traveled from San Francisco to here this week. It’s amazing to see my hotel which is a nice 5 star hotel, 100% fully booked. Trying to get car service from Heathrow into the city upon my arrival was impossible. Every car service was overbooked. Restaurants, try to find a restaurant reservation in London right now where all this news on Omicron is floating around...interesting observation.

Dan Dombrowski: Can you walk me through your international expansion road map looks like?

Tim Hentschel: Over the last 10 years, we’ve put offices in very strategic cities: London, Amsterdam. We had an office in Hong Kong and now we have an office in Singapore. The office in Hong Kong is being transferred to Singapore because we feel that it’s perfect location to handle the expansion of our business in Australia and New Zealand. At the same time, being close to northern Asia for the business we do in China, Japan, and Korea. And of course, Southeast Asia market is a huge tourism destination. So you have Indonesia here, you have Malaysia, Philippines, and Thailand being the biggest destination worldwide for travelers. So we’re very happy, I’ve been based here for the past couple of years, we’re very happy about the growth of the Asia market and our European offices are overseen by Bas Lemmens who is one of the co-founders of Booking.com who is based out of Amsterdam. Europe growth has gotten stronger and stronger as time goes on. One of the things that I’ve noticed is a ex-pat moving around the world to help our international expansion, finding localized talent goes a long way. My main objective is not to try to do too much myself, but to find the right talent that has the right connections to get deals done within their market. And of course, that goes to our sense of localized service is always better. That’s what we’ve done with very talented managing directors like right here in Singapore, we have Chris Lee, an entrepreneur who started VenueExplorer, which is a company that we bought right before Covid. And then of course, Bas Lemmens as I mentioned and then in the UK we have Tim Gunstone who started EyeForTravel and is now our MD for the UK. Great talent that helps grow those markets locally.

Dan Dombrowski: How do I figure out the right valuation for our company?

Tim Hentschel: The stock price, I do not feel reflects the true value of companies right now. A lot of people think the market is inflated and that may be true on the top end for the really big names, right? Because everybody has gravitated into the FAANG stocks over Covid and the pandemic pivot stocks. But, with the SPAC market boom right now, I think a lot of investors have overlooked a lot of good up and coming talent. And so, I would say you can look to our investor deck, and we have a slide based on comps. Right now, we’re very undervalued and I can say that very confidently because when were going through the SPAC process, we turned down offers that were much higher valuation for our company. We wanted to pick a SPAC partner who had done a successful SPAC and DeSPACing before and saw the stock price go up and up and up as Mohsen mentioned before. Taking a company public and then having the stock climb was what our intention was. We’ve priced the valuation of the company where it’s far under our competitive set and the slides in our investor deck show that. And that’s done with intention of making sure our stock climbs over the next couple of years.

Dan Dombrowski: What do your competitors look like for your valuation multiples?

Tim Hentschel: Competitors are ranking between 5x of revenues to 10x or 11x or revenues. We’re at 4x of 2021 revenues and only 3.3x of our 2022 estimated revenues for our valuation.

Dan Dombrowski: You were talking about international expansion. How much capital do you need to fund your growth?

Tim Hentschel: We’ve been bootstrapped entrepreneurs for a decade and a half. So the capital that we currently have through our cash flows is enough to hit our forecasted growth which is significant. It’s over 30% year over year. We did not forecast growth from the use of proceeds by intention because as you know with a SPAC, you don’t know what redemptions are going to be. So we wanted to be able to go public without depending on extra cash from the use of proceeds. So that we didn’t restrict ourselves based on redemptions. Pretty much to answer your question, the forecast that we have out there is based on our current growth trajectory and cash flows and the momentum that’s currently built into the company and the synergies from the 3-way merger?

Dan Dombrowski: And how are you going to be using your proceeds?

Tim Hentschel: Proceeds will be mainly to increase search engine marketing spend, to hire some more engineers and hire more sales staff and then of course, what’s left over after that we’ll use for mergers & acquisitions?

Dan Dombrowski: Can you give me a breakdown of what that looks like?

Tim Hentschel: Sure. About 30% for SEM and then 20% for additional engineers and 20% for sales staff and then of course 30% will be used for M&A.

Dan Dombrowski: How are you positioned for tail events now that you’ve navigated Covid?

Tim Hentschel: We’re positioned in a really good place. Over 2020 as Mohsen described, our revenues were only down 23% [as a combined company with Reservations.com] where our competitive set was down over 50%. A big part of that was because of our gig economy travel agent reservation platform. Travelers during times of uncertainty want to pick up the phone and talk to a local expert. And we know this is true because we outperformed our forecast for Q3 of this year, and you can see that on our proxy online right now. And that was over the Delta variant and we could do that because the gig economy travel reservation platform performed very well. So the stronger that gets, the more that variants actually help us, they don’t hurt us. Any kind of uncertainty means that people will want to pick up the phone and talk to a local expert and that’s what we have that no other competitor has. If you’ve been through a Black Swan event, you’re always going to be prepared for the next Black Swan event. Yes, we feel much more comfortable going into something like that. We already know the calls we have to make, the adjustments to our expenses that we quickly have to make, the calls we have to make to our supply partners, the calls to our banking partners. All of that has already been documented and we can just follow that playbook. But, luckily with the gig economy travel agent reservation platform, we’re that much more prepared for that. Think about it. There’s nothing more flexible than that. Most people will be able to work from home whenever a Black Swan event that happens. That’s perfect for our gig economy travel agent reservation platform. Most people who have to travel during that time will want to talk to a local expert and that’s where our gig economy travel agent platform comes into play again. So any travel company out there, we’re the most prepared right now based on those factors.

Mohsen Moazami: You talk about resilience and being prepared for Black Swan events. HotelPlanner motto is ‘high touch and high automation’ and by definition, high automation reflects the management’s conviction on bringing innovation to the industry. One innovation that HotelPlanner has uniquely brought this year that doesn’t get enough credit for, is the gig economy workers who are agents scattered all over the world helping us plan our travel accordingly with their help. As we invest more and more in automation and technology and artificial intelligence with gig economy-based workers who are the bulk of our employee base, we can expand rapidly or we can shrink rapidly. And therefore, we are very prepared for Black Swan events which we hope never happens but they will happen.

Dan Dombrowski: Can you walk me through how you structured the transaction?

Tim Hentschel: The shareholders have warrants and as the stock price increases, they redeem their warrants. The executives have an earnout structure that’s in line with the warrants, so we can receive additional shares in the company as the stock price increases as well. We’re very much incentivized to grow revenues and EBITDA in a way that the public markets will appreciate the value and growth of the company so the stock price increases.

Dan Dombrowski: Can you tell me what your team learned from the last transaction?

Mohsen Moazami: The last transaction turned out to be very very successful in the final analysis. But going through the process, the team made all the mistakes in the book. If I tell you that the execution was perfect, I’m misrepresenting the facts. A lot of mistakes were made, but most importantly, a lot of lessons were learned from those mistakes. As such, with this Act 2 with HotelPlanner and the merger with Reservations.com, we have done our best not to repeat those same mistakes and overall, minimize our mistakes and so on. That has made initial IPO very favorable and relatively easy and we announced our target HotelPlanner in the span of about 6 months when we have two years to find our target and do the deal. Similarly, we have full conviction that the final chapter of this deSPACing process will be completed in a short order very successfully as well.

Dan Dombrowski: What were you looking for on this transaction?

Mohsen Moazami: Management that is committed to the long term growth of profit, EBITDA and revenue, and their interest structure that is aligned with that. As Tim my colleague highlighted, a lot of money for them is tied to their future performance. Not everything is going to be handed over on day one post this IPO. These people have the intention and the incentives to perform over the long-term period.

Dan Dombrowski: Outside of a cash infusion, what does your team bring to the table for HotelPlanner?

Mohsen Moazami: I would be joining the Board of Directors of HotelPlanner. I am not a hotel industry expert. I am a technology industry veteran. I have been an entrepreneur, CEO, Founder, sold my company, executive at Cisco and venture capitalist in the last eight, nine years. So I’ve been in every silo of technology value chain if you may. At the end of the day, there is no industry or no segment of the economy today, from taxis to banking, that is not technology. Every company is a tech company and obviously my SPAC colleagues have a lot financial and finance background and discipline that are extremely well versed in the discipline. I can add some value on the technology segment and therefore it’s a strong combination to add the domain expertise and the experience of the team at HotelPlanner and Reservations.com

Tim Hentschel: When we were first building HotelPlanner, a decade and a half ago, our commitment was primarily to building the best product so that customers would seek us out and we could grow revenue to become profitable. Then as the company grew over time, our commitment became bigger than that, it became to our employees as well as our customers and of course, the community at large. As we grown and grown and grown, both nationally and internationally, the opportunity to go public, future proof HotelPlanner for the next generation and the generation after that becomes part of that greater vision of building a company that can be long-term sustainable and continue to give back. When we found a SPAC like Astrea led by a technology industry leader like Mohsen who shares all those same values, we knew that we were partnering up with the right team. And then of course, with 3-way merger with a company like Reservations.com where their two co-founders Yatin Patel and Mahesh Chaddah have very similar background as I do and John Prince does, both bootstrapped entrepreneurs, no debt as I’ve said before, and a heavy emphasis on giving back. Makes us unique because when we do get public, 70% of the company will be owned by the four founders. With the Astrea SPAC having such an emphasis on community and with the four founders having a long history of that too, we’re building a great company that will have the values that will give back to not just shareholders but to customers, employees and community. ESG that everybody is looking for these days is embedded in HotelPlanner and you can see it right in the diversity of our Board [nominees]. The different Board members that we pulled together. Kate Walsh is the Dean of the Cornell Hotel School. Dylan Ratigan who had his own show on MSNBC. Mohsen Moazami who was an executive with Cisco Systems. Jim Wilkinson who was the Secretary of the Treasury [Chief of Staff]. Dieter Huckestein who was a CEO of Hilton. The diversity around their experience. Gianno Caldwell who is one of our youngest members, a political analyst, African-American from the south side of Chicago and is now on our [pending] Board. All of those people from diverse backgrounds who want to help with this project to take it to the next level and to make us one of the most successful travel tech companies on the NASDAQ is pretty amazing and we’re very excited about it.

Mohsen Moazami: I would like to add that HotelPlanner has been a sustainable company and a profitable company for the past 17 years on a bootstrapped self-funded fashion and we have every confidence that with high automation combined with high touch, innovative technology-enabled company, they will thrive for the next 30+ years in the public market. So pay attention to HotelPlanner.

Dan Dombrowski: I really appreciate the time you both took today to speak with me.

Tim Hentschel: Thanks Dan.

Mohsen Moazami: Thanks. I enjoyed it a lot.